STANDARD AUTOMOTIVE CORPORATION

                             1997 Stock Option Plan

     The purpose of this 1997 Stock Option Plan (the "Plan") is to attract and retain key employees of Standard Automotive Corporation (the "Company") and its affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company by the granting of Incentive Stock Options and Non- Statutory Stock Options (each an "Option" and collectively the "Options") to purchase the Company's common stock, $0.001 par value (the "Common Stock").

     1. Administration of the Plan. The administration of the Plan shall be under the general supervision of the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). Within the limits of the Plan, the Compensation Committee shall determine the individuals to whom, and the times at which, Options shall be granted, the type of Option to be granted, the duration of each Option, the price and method of payment for each Option, and the time or times within which (during its term) all or portions of each Option may be exercised. The Compensation Committee may establish such rules as it deems necessary for the proper administration of the Plan, make such determinations and interpretations with respect to the Plan and Options granted under it as may be necessary or desirable and include such further provisions or conditions in Options granted under the Plan as it deems advisable. To the extent permitted by law, the Compensation Committee may delegate its authority under the Plan to a sub-committee of the Compensation Committee. Whenever options are granted to any person subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), each member of the committee or sub-committee shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act.

     2. Shares Subject to the Plan.

     (a) Number of Shares. The aggregate number of shares of Common Stock of the Company which may be optioned under the Plan is 340,000 shares. In the event that the Compensation Committee in its discretion determines that any stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change affects the Common Stock such that adjustment is required in order to preserve the benefits or potential benefits of the Plan or any Option granted under the Plan, the maximum aggregate number and kind of shares or securities of the Company as to which Options may be granted under the Plan and as to which Options then outstanding shall be exercisable, and the option price of such

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Options, shall be appropriately adjusted by the Compensation Committee (whose determination shall be conclusive) so that the proportionate number of shares or other securities as to which Options may be granted and the proportionate interest of holders of outstanding Options shall be maintained as before the occurrence of such event.

     (b) Effect of Certain Transactions. In order to preserve a Participant's (as defined below) rights under an Option in the event of a Change in Control (as defined below) of the Company, the Compensation Committee in its discretion may, at the time an Option is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Option, (ii) provide for payment to the Participant of cash or other property with a fair market value equal to the amount that would have been received upon the exercise or payment of the Option had the Option been exercised or paid upon the change in control, (iii) adjust the terms of the Option in a manner determined by the Compensation Committee to reflect the change in control, (iv) cause the Option to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Compensation Committee may consider equitable to the Participant and in the best interests of the Company.

     "Change in Control" shall mean (i) the Company merges or consolidates with any other entity and is not the surviving entity (or survives only as the subsidiary of another entity), (ii) the Company sells all or substantially all of its assets to any other person or entity, (iii) the Company is dissolved or liquidated, (iv) any third person or entity together with its affiliates shall become, directly or indirectly, the beneficial owner of at least 51% of the voting stock of the Company, or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

     (c) Restoration of Shares. If any Option expires or is terminated unexercised or is forfeited for any reason, the shares subject to such Option, to the extent of such expiration, termination or forfeiture, shall again be available for granting pursuant to Options under the Plan, subject, however, in the case of Incentive Stock Options, to any requirements under the Code (as defined below).

     (d) Reservation of Shares. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of


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the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     3. Grant of Options; Eligible Persons.

          (a) Types of Options. Options shall be granted under the Plan either as incentive stock options ("Incentive Stock Options"), as defined in
     Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or as Options which do not meet the requirements of Section 422 ("Nonstatutory Stock Options"). Options may be granted from time to time by the Compensation Committee, within the limits set forth in Sections 1 and 2 of the Plan, to all employees of the Company or of any parent corporation or subsidiary corporation of the Company (as defined in Sections 424(e) and (f), respectively, of the Code) (collectively the "Participants").

          (b) Date of Grant. The date of grant for each Option shall be the date on which it is approved by the Compensation Committee, or such later date as the Compensation Committee may specify. No Incentive Stock Options shall be granted hereunder after ten years from the date on which the Plan was approved by the Board of Directors.

     4. Form of Options. Options granted hereunder shall be evidenced by an option agreement delivered to the optionee specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Compensation Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles. The form of such option agreements may vary among optionees.

     5. Option Price. The price at which shares may from time to time be optioned shall be determined by the Compensation Committee; provided, that such price shall not be less than the current market value of the Common Stock on the date of grant, or if no such market value exists, then the current net asset value of the Common Stock as determined in good faith by the Compensation Committee; and provided further, that no Incentive Stock Option shall be granted to any individual who is ineligible to be granted an Incentive Stock Option because his ownership of stock of the Company or its parent or subsidiary corporations exceeds the limitations set forth in Section 422(b)(6) of the Code unless such option price is at least 110% of the current market value of the Common Stock on the date of grant; and further provided, that, in all cases, for a period of 18 months after the closing date of the Company's initial public offering, the exercise price will be the greater of 110% of fair market value on the date of grant and the initial public offering price of the Common Stock.


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     To the extent permitted by law, the Compensation Committee may in its discretion permit the option price to be paid in whole or in part by a note or in installments or with shares of Common Stock of the Company or such other lawful consideration as the Compensation Committee may determine.

     6. Term of Options and Dates of Exercise.

          (a) Exercisability. The Compensation Committee shall determine the term of all Options, the time or times that Options are exercisable and whether they are exercisable in installments, provided that the term of each Option granted under the Plan shall not exceed a period of ten years from the date of its grant, and provided further that no Incentive Stock Option shall be granted to any individual who is ineligible to be granted such Option because his ownership of stock of the Company or its parent or subsidiary corporations exceeds the limitations set forth in Section 422(b)(6) of the Code unless the term of his Incentive Stock Option does not exceed a period of five years from the date of its grant. In the absence of such determination, the Option shall be exercisable at any time or from time to time, in whole or in part, during a period of ten years from the date of its grant or, in the case of an Incentive Stock Option, the maximum term of such Option.

          (b) Effect of Disability, Death or Termination of Employment. The Compensation Committee shall determine the effect on an Option of the disability, death, retirement or other termination of employment of an optionee and the extent to which, and during the period which, the optionee's estate, legal representative, guardian, or beneficiary on death may exercise rights thereunder. Any beneficiary on death shall be designated by the optionee, in the manner determined by the Compensation Committee, to exercise rights of the optionee in the case of the optionee's death.

          (c) Other Conditions. The Compensation Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

          (d) Withholding. The optionee shall pay to the Company, or make provision satisfactory to the Compensation Committee for payment of, any taxes required by law to be withheld in respect of any Options under the Plan no later than the date of the event creating the tax liability. In the Compensation Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the exercise of the Option creating the tax obligation, valued at the fair market value of the Common Stock on the date of delivery to the Company as determined in good faith by the Compensation Committee. The Company and any parent

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corporation or subsidiary corporation of the Company (as defined in Sections
424(e) and (f), respectively, of the Code) may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the optionee.

          (e) Amendment of Options. The Compensation Committee may amend, modify or terminate any outstanding Option, including substituting therefor another Option of the same or different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the optionee's consent to such action shall be required unless the Compensation Committee determines that the action, taking into account any related action, would not materially and adversely affect the optionee.

     7. Non-transferability. Options granted under the Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution or, in the case of a Nonstatutory Stock Option, to the extent consistent with qualifying for the exemption provided by Rule 16b-3 under the Exchange Act, pursuant to a qualified domestic relations order, and shall be exercisable, during the holder's lifetime, only by him or her or such permitted transferee.

     8. No Right to Employment. No persons shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving an optionee the right to continued employment. The Company expressly reserves the right at any time to dismiss an optionee free from any liability or claim under the Plan, except as specifically provided in the applicable Option.

     9. No Rights as a Shareholder. Subject to the provisions of the applicable Option, no optionee or any person claiming through an optionee shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.

     10. Amendment or Termination. The Board of Directors of the Company may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any shareholder approval that the Board of Directors determines to be necessary or advisable, provided that the Participant's consent will be required for any amendment, suspension or termination that would adversely affect the rights of the Participant under any outstanding Options.

     11. Governing Law. This Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.


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